UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ZOOM TELEPHONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ZOOM TELEPHONICS, INC.
848 Elm Street
Manchester, New Hampshire, 03101
May 4, 2021
Dear Stockholder:
You are cordially invited to attend the Virtual Annual Meeting of Stockholders of Zoom Telephonics, Inc. to be held on Wednesday, June 2, 2021. Due to the continuing public health impact of the coronavirus (COVID-19) pandemic, as well as to support the health and well-being of our stockholders and employees, our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via online audio-only broadcast. You will be able to participate in the Annual Meeting, vote your shares and submit your questions during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/MINM2021. The meeting will be held in virtual format only and will begin at 10:00 a.m. Eastern Time. After the short formal part of the meeting, there will be a business presentation and a question-and-answer period.
Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by using one of the voting options available to you as described in the accompanying Proxy Statement. If you wish to revoke your proxy at the meeting, you can withdraw your proxy and vote your shares electronically during the meeting.
The Board of Directors has fixed the close of business on April 5, 2021 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
I look forward to seeing those of you who will be able to participate in the Annual Meeting in its virtual format.
Very truly yours,

Graham Chynoweth
Chief Executive Officer

ZOOM TELEPHONICS, INC.
848 Elm Street
Manchester, New Hampshire, 03101
NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that the Virtual Annual Meeting of Stockholders (the “Annual Meeting”) of Zoom Telephonics, Inc. (the “Company”) will be held on Wednesday, June 2, 2021 at 10:00 a.m. Eastern Time. The meeting will be held for the following purposes:
1.	To elect the eight nominees named in the accompanying Proxy Statement to serve as directors for the ensuing year until their respective successors are duly elected and qualified;
2.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021;
3.
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock to 62,000,000 shares, consisting of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock;

4.	To approve by a non-binding advisory vote the compensation of the Company’s named executive officers (the “say-on-pay” vote); and
5.	To transact such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on April 5, 2021 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any continuation or adjournment thereof.
To attend the meeting, vote, examine the stockholders list and ask questions, go to www.virtualshareholdermeeting.com/MINM2021. You will need the 16-digit confirmation number included on your proxy card or on the instructions that accompany your proxy materials. Because the Annual Meeting is virtual and being conducted over the Internet, stockholders will not be able to attend the Annual Meeting in person.
All stockholders are cordially invited to participate in the Virtual Annual Meeting. Whether or not you plan to participate in the Annual Meeting, you are urged to vote by proxy in accordance with the instructions included in the accompanying Proxy Statement. Any stockholder participating in the Annual Meeting may vote electronically during the meeting even if she or he has voted by proxy.
BY ORDER OF THE BOARD OF DIRECTORS

Graham Chynoweth
Chief Executive Officer
Manchester, New Hampshire
May 4, 2021
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on
Wednesday, June 2, 2021: The Proxy Statement for the Annual Meeting and the Annual Report to
Stockholders for the year ended December 31, 2020 are available at www.proxyvote.com.
IMPORTANT: YOU ARE URGED TO SUBMIT YOUR PROXY BY INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS AVAILABLE IN THE ACCOMPANYING PROXY STATEMENT. EVEN IF YOU HAVE SUBMITTED YOUR PROXY, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY PARTICIPATING IN AND VOTING AT THE MEETING.
THANK YOU FOR ACTING PROMPTLY.

ZOOM TELEPHONICS, INC.

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2021

INFORMATION CONCERNING SOLICITATION AND VOTING
General
The enclosed proxy is solicited on behalf of the Board of Directors of Zoom Telephonics, Inc., for use at the Virtual Annual Meeting of Stockholders to be held on Wednesday, June 2, 2021 at 10:00 a.m. Eastern Time (the “Annual Meeting”), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Stockholders can participate in the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/MINM2021. In this proxy statement we refer to Zoom Telephonics, Inc., which does business under the name Minim, as “Minim,” the “Company,” “we,” or “us.”
Record Date, Stock Ownership and Voting
Only stockholders of record at the close of business on April 5, 2021, are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on April 5, 2021 there were outstanding and entitled to vote 35,362,854 shares of common stock, par value $.01 per share (“Common Stock”). Each stockholder is entitled to one vote for each share of Common Stock.
One-third of the shares of Common Stock outstanding and entitled to vote is required to be present or represented by proxy at the Annual Meeting in order to constitute the quorum necessary to take action at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining a quorum. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy or do not comply with the voting instructions will not be considered present at the Annual Meeting, will not be counted towards a quorum and will not be voted on any proposal. Shares of Common Stock held of record by brokers who comply with the voting instructions but who fail to vote on one or more proposals (“broker non-votes”) will be considered present at the Annual Meeting and will count toward the quorum but will be deemed not to have voted on such proposal.
The eight nominees for the Board of Directors who receive the greatest number of votes cast by stockholders present in person or represented by proxy and entitled to vote thereon will be elected directors of Zoom Telephonics, Inc.
An affirmative vote of a majority of the shares entitled to vote and present in person or by proxy at the Annual Meeting will be necessary to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of voting on this matter.
An affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon will be necessary to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock to 62,000,000 shares, consisting of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against this proposal. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares on this proposal.
An affirmative vote of a majority of the shares entitled to vote and present in person or by proxy at the Annual Meeting will be necessary to approve by a non-binding advisory vote the compensation of the Company’s named executive officers. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of voting on this matter.
We do not intend to submit any other proposals to the stockholders at the Annual Meeting. The Board of Directors was not aware, a reasonable time before mailing of this proxy statement to stockholders, of any other business that may properly be presented for action at the Annual Meeting. If any other business should properly come before the Annual Meeting, shares represented by all proxies received by us will be voted with respect thereto in accordance with the best judgment of the persons named as attorneys in the proxies.

How to Vote
BY THE INTERNET
•	Go to www.virtualshareholdermeeting.com/MINM2021. You may vote via the Internet during the meeting. Have the information that is available on the proxy card and follow the instructions.
BY TELEPHONE
•
Use any touch-tone telephone to dial 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

BY MAIL
•	To vote by written proxy, complete, sign and date your proxy card and return it promptly in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood NY 11717.
Revocability of Proxies
Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before the final vote. A person’s proxy vote may be revoked by filing a written notice of revocation and sending such notice to Zoom Telephonics, Inc. at 848 Elm Street, Manchester, New Hampshire 03101, by duly executing a proxy bearing a later date, or by participating in the Annual Meeting and voting electronically.
Solicitation
All costs of this solicitation of proxies will be borne by Minim. Minim may reimburse banks, brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, fax, electronic mail, or personal solicitations by directors, officers, or employees of Minim. No additional compensation will be paid for any such services. Minim may engage a professional proxy solicitation firm to assist in the proxy solicitation and, if so, will pay such solicitation firm customary fees plus expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
A Board of eight directors is to be elected at the Annual Meeting. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the persons listed below for election as directors of Minim, all of whom have been nominated for re-election:
•	David Aronoff
•	Dan Artusi
•	Graham Chynoweth
•	Philip Frank
•	Elizabeth Hitchcock
•	Jeremy Hitchcock
•	Joshua Horowitz
•	Sandra Howe
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. All nominees are currently directors of Minim. In the event that any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who will be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or unwilling to serve as a director. Each director elected will hold office until the next Annual Meeting or until her or his successor is duly elected or appointed and qualified, unless her or his office is earlier vacated in accordance with the Amended and Restated Certificate of Incorporation of Minim or she or he becomes disqualified to act as a director. The eight nominees who receive the greatest number of votes cast by stockholders present, in person or by proxy, and entitled to vote at the Annual Meeting, will be elected directors of Minim.
Mr. and Ms. Hitchcock are being nominated for re-election to the Board of Directors as the designees of Zulu Holdings LLC (“Zulu”), of which Mr. and Ms. Hitchcock are the ultimate beneficial owners, pursuant to a provision of the agreement entered into by the Company in connection with a private placement of Company Common Stock that was completed in 2019. Mr. Horowitz is being nominated for re-election to the Board of Directors as the designee of Palm Global Small Cap Master Fund LP, with which Mr. Horowitz serves as Portfolio Manager, pursuant to a provision of the agreement entered into by the Company in connection with a private placement of Company Common Stock that was completed in 2020. Except as otherwise disclosed in this Proxy Statement, the proposed nominees are not being nominated pursuant to any arrangement or understanding with any person or entity.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
ELECTION OF THE EIGHT NOMINEES SET FORTH ABOVE.

BOARD OF DIRECTORS AND MANAGEMENT
Information Regarding the Board of Directors
The Board of Directors consists of eight members. At each meeting of stockholders, directors are elected for a one-year term. The following table and biographical descriptions set forth information regarding the nominees and current members of the Board of Directors.
Name	Age	Principal Occupation	Director Since
David Aronoff(1),(2),(4)	57	General Partner of Flybridge Capital Partners, Board Member of Draper Laboratories and BetterCloud	2020
Dan Artusi(3)	66	Board member of MaxLinear, VislC-Tech, and GenXComm	2020
Graham Chynoweth	42	Chief Executive Officer and Director of Zoom Telephonics, Inc.	2020
Philip Frank(1)	50	President, Chief Executive Officer, and Director of VUI, Inc.	2015
Elizabeth Hitchcock(4)	42	Principal at Orbit group and Board Director of St. Mary’s Bank	2020
Jeremy Hitchcock(4)	39	Executive Chairman of the Board of Directors of Zoom Telephonics, Inc.	2020
Joshua Horowitz(1),(3)	43	Portfolio Manager at Palm Management (US) LLC	2020
Sandra Howe(2),(3)	48	Technology Executive, previously with ARRIS, Cisco, and Technetix	2020
(1)	Members of the Audit Committee as of December 31, 2020. Chair: Philip Frank.
(2)	Members of the Compensation Committee as of December 31, 2020. Chair: David Aronoff.
(3)	Members of the Nominating and Corporate Governance Committee as of December 31, 2020. Chair: Joshua Horowitz.
(4)	Members of the Cybersecurity and Privacy Committee. Chair: Elizabeth Hitchcock.
David Aronoff has been a director of Minim since December 2020. Since June 2005, Mr. Aronoff has been a General Partner of Flybridge Capital Partners which he joined in 1995. Prior thereto, he was with Greylock Partners, a Silicon Valley venture capital firm and during his tenure he invested in 17 companies, actively guiding sales, business development and product marking activities. Mr. Aronoff is a member of the Board of Directors of Draper Laboratories, a defense, aerospace and commercial research contractor, and of BetterCloud, an SaaS management platform. He is a member of the Board of Trustees of the University of Vermont and a member of the Global Cyber Institute Advisory Board. Mr. Aronoff earned an MBA degree from the Harvard Business School, an MS degree in Computer Science from the University of Southern California, and a BS degree in Computer Science from the University of Vermont. We believe that Mr. Aronoff’s extensive experience in the technology field and with investments brings valuable insight to our Board.
Dan Artusi has been a director of Minim since December 2020. Mr. Artusi is a board member of MaxLinear, Inc. (NYSE: MXL), VisIC-Tech, and GenXComm. From 2015 to 2018, Mr. Artusi served as Vice President in the Client Computing Group and General Manager for the connected home division at Intel Corporation, a technology company. Prior to Intel, Mr. Artusi served as Chief Executive Officer of Lantiq Deutschland GmbH, a fabless semiconductor company, from 2012 until its acquisition by Intel in 2015. From 2009 to 2015, Mr. Artusi served as an operating executive with Golden Gate Capital, a private equity firm. From 2007 to 2008, Mr. Artusi served as President and Chief Executive Officer and as a board member of Conexant Systems, Inc., a provider of semiconductors, and from 2005 to 2007, Mr. Artusi served as chairman and Chief Executive Officer of Coldwatt, Inc., a provider of high efficiency power supplies for the communications and computer industry. From April 2005 to June 2005, Mr. Artusi was an individual investor. From January 2003 to April 2005, he served as the President of Silicon Laboratories Inc., a developer of mixed signal integrated circuits, and from January 2004 to April 2005, he also served as the Chief Executive Officer and as a board member of Silicon Laboratories. From 2001 to 2004, he served as Chief Operating Officer of Silicon Laboratories. From 1977 until joining Silicon Laboratories, Mr. Artusi held various management and executive positions in the semiconductor business at Motorola Inc. Currently, Mr. Artusi also serves on the Engineering Advisory Board of the Cockrell School of Engineering at the University of Texas at Austin. Mr. Artusi studied electrical engineering at the Instituto Tecnologico de Buenos Aires (ITBA) in Argentina. We believe that Mr. Artusi’s extensive experience in the technology field and experience in senior executive positions qualify him to serve on our Board.
Graham Chynoweth joined Minim in December 2020 as Chief Executive Officer. He was the Chief Executive Officer of Minim, Inc. from June 2019 until Minim, Inc.’s merger with the Company. Prior to Minim, Inc., he served as Chief Membership Officer for Advanced Regenerative Manufacturing Institute from January 2017 to June 2019, and Executive Vice President and Chief Operating Officer of SilverTech, Inc. from January 2015 to December 2016. Mr. Chynoweth was also the Chief Operating Officer of Dyn from November 2005 to December 2014. He is a Founding Board Member, and has been a member of the compensation, governance, and audit committees of Primary Bank (OTCPK: PRMY) from November 2014 to October 2020. He has also served as a director for PT United, LLC since August 2016. Mr. Chynoweth holds a JD degree from Duke University School of Law, an MA degree in Public Policy from Duke University, and a BA degree in political science from the University of California, Berkeley. Mr. Chynoweth’s service as our Chief Executive Officer and his experience with other technology companies provides the Board with access to an experienced executive with a thorough understanding of the Company’s business and the industry.
Philip Frank is a technology executive with over 25 years of experience. He has been a director of Minim since September 2015. He has served as President, Chief Executive Officer and director of VUI, Inc. since September 2018. Prior to that, he was the President, Chief Executive Officer and a director of AirSense Wireless from August of 2016 until its sale to Charter Communications, Inc. in January 2018, and was Minim's Chief Financial Officer from September 2015 to July 2016. From February 2005 to December 2014 he worked for the Nokia Corporation including Nokia Siemens Networks, based in London, England. At Nokia, Mr. Frank was most recently the Global Head of Corporate Development and Mergers and Acquisitions. Earlier in his career, Mr. Frank was an executive with AT&T Wireless Services as well as having worked with global advisory firms Diamond-Cluster International, Inc. and Accenture PLC. He received a Master’s Degree in Business Administration from the University of Michigan Ross School of Business. Mr. Frank’s extensive experience as a senior financial and development executive with large telecommunications companies and infrastructure vendors provides the Board with topical industry expertise and a valuable perspective regarding financial management, strategy, development and sales.
Elizabeth Hitchcock joined the Board of the Company in December 2020. She is a co-founder on Minim, Inc. Ms. Hitchcock is the spouse of Jeremy Hitchcock, the Chairman of the Board. Ms. Hitchcock is an entrepreneur, investor, small business owner and champion for her community and the arts. Her family office, Orbit Group LLC, is located in Manchester, New Hampshire, and focuses on technology and real estate projects with the mission to provide support through guidance, relationships and capital in order to build a better community. She is a co-founder of Minim, Inc. Since 2017, Ms. Hitchcock has been a General Partner of Millworks Fund, a venture fund focused on investing in technology startups. From September 2016 to September 2018, Ms. Hitchcock was a Managing Director of 10x Venture Partners, a seed stage (and beyond) investment firm. From July 2006 to November 2009, she served as the Leader of Sales and Marketing of Dyn. Ms. Hitchcock is the spouse of Jeremy Hitchcock, the Executive Chairman of the Company. Ms. Hitchcock holds a B.S. degree in computer Science from Worcester Polytechnic Institute. She is a director of St. Mary’s Bank and a former Trustee of the Institute of Art and Design at New England College. We believe that Ms. Hitchcock’s experience in the technology field and in investing in and co-founding technology companies qualifies her for our Board.
Jeremy Hitchcock is a technology entrepreneur and executive who joined the Company’s Board of Directors in May 2019. On January 16, 2020, the Board appointed Mr. Hitchcock as Chairman of the Board, to be effective as of February 1, 2020. On April 14, 2020, the Board appointed Mr. Hitchcock as Executive Chairman of the Board. Mr. Hitchcock founded and, until its acquisition by the Company, served from its founding until its acquisition by the Company, served from its founding until 2019 as President and Chief Executive Officer of our subsidiary Minim, Inc., an Internet of Things (“IoT”) networking and security company. Mr. Hitchcock is a Principal at Orbit Group LLC. Previously, Mr. Hitchcock founded Dyn when he was a student at Worcester Polytechnic Institute in 2001. Dyn is an Internet infrastructure company connecting people, content, and commerce. The company grew to 500 employees and raised $100 million of growth capital, and was acquired by Oracle Corporation in 2017. Mr. Hitchcock is the spouse of Elizabeth Hitchcock, a Director of the Board. Mr. Hitchcock holds a B.S. degree from Worcester Polytechnic Institute. Mr. Hitchcock’s extensive experience in networking, security, and business brings leadership, vision and extensive business and operating experience to the Board.
Joshua Horowitz has been a director of Minim since May 2020. Mr. Horowitz is a professional investor with over 17 years of investing experience. Since January 2012, Mr. Horowitz has served as a portfolio manager and Managing Director at various Palm entities, first with Palm Ventures LLC and currently with Palm Management (US) LLC where he manages the Palm Global Small Cap Master Fund. He was formerly Director of Research at Berggruen Holdings, a multi-billion dollar family office and a research analyst at Crossway Partners LP, a value strategy investment partnership. Mr. Horowitz has served as a director of three separate Nasdaq traded companies over the past six years. Mr. Horowitz served as a Director of The Lincoln General Insurance Company from October 2001 to November 2014, 1347 Capital Corp (Nasdaq: TFSC) from July 2014 to July 2016, and 1347 Property Insurance Holdings, Inc. (Nasdaq: PIH) from April 2015 to April 2018. He was most recently the Interim Chairman of the Board of Directors at Birner Dental Management Services, Inc. (OTC: BDMS) from June 2018 until the Company’s sale to Mid Atlantic Dental Partners in January 2019. Birner was the only publicly traded dental service organization (“DSO”) in the country with 67 offices and over 500 employees. He is currently a Director of Limbach, Inc. (Nasdaq: LMB), a $500 million mechanical systems solutions concern. He is also a Board Observer at Biomerica, Inc. (Nasdaq: BMRA) and a Director of Insurance Income Strategies, Ltd. Mr. Horowitz holds a Bachelor of Science degree in Management magna cum laude from Binghamton University and also studied at the Bath School of Management in the United Kingdom. We believe that Mr. Horowitz’s qualifications to serve on our Board include valuable insights obtained through his management and operational experience as well as his extensive experience in the financial industry, including investing, corporate governance, capital allocation, finance and financial analysis of public companies.
Sandra Howe joined the Board of Directors of Minim in December 2020. She is a technology executive, previously with ARRIS, Cisco, and Technetix. Ms. Howe is a technology leader with over 25 years’ experience in the global telecommunications, consumer and media industries and has proven experience in business development and operations as well as leading marketing, sales and business unit teams to exceed company sales and profitability targets. From 2018 to 2020, Ms. Howe served as Senior Vice President and President, Americas for Technetix, Ltd., a technology company focused on next-generation broadband equipment engineering. From 2010 to 2018, she was a Senior Vice President of ARRIS Group, Inc., a telecommunications equipment company engaged in data, video and telephony systems for homes and businesses, most recently as General Manager of the Consumer Products Group. Ms. Howe graduated from Pennsylvania State University. Ms. Howe’s experience in the technology, telecommunications and consumer products fields enable her to serve on our Board.
Board of Directors' Meetings, Structure and Committees
The Board of Directors held 24 regular and special meetings during the year ended December 31, 2020. Each director attended at least 75% of the meetings of the Board of Directors and each Committee on which she or he served. All of Minim's directors are encouraged to attend Minim's Annual Meeting of stockholders. There were three directors in attendance at the 2020 Annual Meeting.
Standing committees of the Board include an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Cybersecurity and Privacy Committee. As of April 5, 2021, the members of the Audit Committee were Messrs. Aronoff, Frank, and Horowitz with Mr. Frank presiding as Chairman; the members of the Compensation Committee were Mr. Aronoff and Ms. Howe with Mr. Aronoff presiding as Chairman; the members of the Nominating and Corporate Governance Committee were Ms. Howe and Messrs. Artusi and Horowitz with Mr. Horowitz presiding as Chairman; and the members of the Cybersecurity and Privacy Committee were Ms. Hitchcock, and Messrs. Aronoff and Hitchcock with Ms. Hitchcock presiding as Chairwoman.
In connection with the Company’s merger with Minim, Inc., the Board of Directors of the Company established a Strategy Committee consisting of three independent directors to, among other things, advise and oversee the Minim merger. The members of Strategy Committee were Messrs. Frank, Horowitz and David Allen, a former member of the Board of Directors who served as Chairman of the committee.
Director Independence. The Board of Directors has reviewed the qualifications of Ms. Howe and Messrs. Aronoff, Artusi, Frank and Horowitz and has determined that each of those individuals is “independent” as such term is defined under the current listing standards of the Nasdaq Stock Market. The Board affirmatively determined that each of Messrs. Allen, Donovan, Kramer, Seelig and Sykes, who served as directors during 2020, was, at the time he served as a director, independent. In addition, each member of the Audit Committee is independent as required under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that Mr. Frank meets the requirement of “audit committee financial expert” within the meaning of the SEC’s regulation.
Structure of the Board of Directors. The Company’s governance framework provides the Board with the authority and flexibility necessary to select the appropriate leadership structure for the Board. In making determinations about the leadership structure, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. The Company’s current governance structure provides for the separation of the Board chairman and chief executive officer roles. Mr. Hitchcock serves as the Executive Chairman of the Board of Directors. Mr. Chynoweth serves as Chief Executive Officer of the Company. The Board of Directors has not designated a lead independent director. The Board retains the authority to modify the foregoing leadership structure.
The Board of Directors’ Role in Risk Oversight. The Board of Directors oversees our risk management process. This oversight is primarily accomplished through the Board of Directors’ committees and management’s reporting processes, including receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial and strategic risks. The Audit Committee focuses on risks related to accounting, internal controls, and financial and tax reporting and related party transactions. The Audit Committee also assesses economic and business risks and monitors compliance with ethical standards. The Compensation Committee is tasked with identifying and overseeing risks associated with our executive compensation policies and practices. The Nominating and Corporate Governance Committee oversees compliance by the Board of Directors and its Committees with applicable laws and regulations, and conducts annual review on succession planning.
Executive Officers
The names and biographical information of our current executive officers, not otherwise listed among the directors of the Company, are set forth below. Each of our executive officers is chosen by the Board and holds his or her office until his or her successors shall have been duly chosen and qualified, or until his or her death, resignation or removal by the Board.
Name	Age	Position with Minim
Sean Doherty	39	Chief Financial Officer
Nicole Zheng	36	Chief Marketing Officer
John Lauten	54	Chief Operating Officer
Sean Doherty joined the Company in December 2020 as Chief Financial Officer. Mr. Doherty was the Senior Vice President, Finance of Minim, Inc. from May 2020 until the merger of Minim, Inc. with the Company. Prior to joining Minim, Inc., he was the Managing Member at Pulpit Rock Consulting from August 2019 to October 2020. From October 2018 to July 2019, Mr. Doherty was a Director, Financial Planning and Analysis at Bottomline Technologies, Inc. (NASDAQ: EPAY). Prior to his time at Bottomline, Mr. Doherty was the Senior Manager of Finance at Dyn and then at Oracle Corporation (NYSE: ORCL) from March 2012 to October 2018. He has also served on the Board of Directors and Finance Committee of The Visiting Nurse Association of Southern New Hampshire since April 2017. Mr. Doherty holds a B.S. degree in Economics and Finance from Southern New Hampshire University as well as an MBA degree in Finance and International Business from Northeastern University.
Nicole Zheng joined the Company in December 2020 following the merger of Minim, Inc. with the Company. Ms. Zheng was a co-founder of Minim, Inc. and had been the Chief Marketing Officer and Chief Product Officer of Minim, Inc., since April 2018 until Minim, Inc.’s merger with the Company. Ms. Zheng was recognized in Entrepreneur as a Top Female Founder in the United States in July 2020. Prior to Minim, Inc., she was the Chief Marketing Officer at Antidote Technologies from April 2017 to April 2018, and at OnSIP from February 2010 to April 2017. She has served as Advising CMO to quantum networking company Aliro Technologies since October 2020 and previously as a board member of Alliance of Channel Women, a nonprofit on a mission to advance careers for women in the telecom and broadband services sector, from January 2013 to November 2016. Ms. Zheng holds a B.S. in Materials Science Engineering and B.S. in Engineering and Public Policy from Carnegie Mellon University, as well as business certifications from The Wharton School Online.
John Lauten, our Chief Operating Officer, joined Minim in 2019 as Senior Vice President of Operations. Mr. Lauten has extensive experience in consumer electronic and technology manufacturing companies. Prior to joining Minim, he served as Chief Operating Officer for Skully Technologies from May 2017, where he led a wearable augmented reality technology company turn-around for new investors. He provided operations and strategy consulting to technology companies as a Partner at TechCXO from March 2016 to June 2017 and from June 2019 to November 2019, Mr. Lauten served as Vice President of Business Development and Strategy at Fox Factory, a leading automotive suspension manufacturer from October 2013, where he worked on five international acquisitions as part of a CEO and Board led expansion initiative. He previously served as the Director of North American Supply Chain Management at Cisco System, Inc. from 2009, and as Head of Global Customer Operations at Scientific-

Atlanta from 2003 through 2009. Prior to that he held various finance and operations positions at Scientific-Atlanta and financial roles at Northern Telecom. Mr. Lauten earned a BA degree in Business Administration/Marketing from Texas Christian University and an MBA degree from the University of Texas at Austin, McCombs School of Business with a concentration in Finance.

AUDIT COMMITTEE REPORT
The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the year ended December 31, 2020. The information contained in this report is not soliciting material, is not deemed filed with the Securities and Exchange Commission (“SEC”) and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation of this proxy statement by reference.
The Audit Committee has reviewed and discussed with management Minim's audited financial statements for the year ended December 31, 2020. The Audit Committee has also discussed with Marcum LLP, Minim's independent registered public accounting firm for the year ended December 31, 2020, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with Marcum LLP that firm’s independence. The Audit Committee has reviewed the independent auditors’ fees for audit and non-audit services for the fiscal year ended December 31, 2020.
Based on its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that Minim's audited financial statements for 2020 be included in Minim's Annual Report on Form 10-K for the year ended December 31, 2020.
Audit Committee:
Philip Frank, Chairman
David Aronoff
Joshua Horowitz

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Minim, Inc. Merger
On November 12, 2020, the Company entered into a merger agreement pursuant to which the Company and Minim, Inc. merged and combined their businesses. Minim, Inc. offers a cloud WiFi management platform that enables and secures a better-connected home by providing AI-driven WiFi management and IoT security platform for homes, SMBs, and broadband service providers. Mr. Hitchcock was Chairman and, together with Ms. Hitchcock, a controlling stockholder of Minim, Inc. Prior to the merger, the Company had licensed Minim, Inc. software products and, upon completion of the merger, the Company expected to integrate not only the Minim, Inc. software with the Company’s hardware products but also to combine Minim, Inc.’s business-to-business sales channels with the Company’s retail channels. Except as otherwise disclosed in this Proxy Statement, Mr. and Ms. Hitchcock did not receive any consideration or financial benefits from the merger different than the other stockholders of Minim, Inc. Immediately prior to execution of the merger agreement, Mr. and Ms. Hitchcock were, through investment vehicles jointly beneficially owned by them, the majority stockholders of both the Company and Minim, Inc.
Minim, Inc. Relationship
On July 25, 2019, the Company entered into a Master Partnership Agreement with Minim, Inc., together with a related Statement of Work, License, Collaborative Agreement, Software/Service Availability Agreement and Software/Service Support Level Agreement (collectively, the “Partnership Agreement”). Mr. Hitchcock was the President and Chief Executive Officer of Minim, Inc. Under the Partnership Agreement, the Company would integrate Minim, Inc. software and services into certain hardware products distributed by the Company, and Minim, Inc. would be entitled to certain fees and a portion of revenue received from the end users of such services and software. The Company and Minim, Inc. entered into an additional Statement of Work on December 31, 2019 providing for further integration of Minim, Inc. services, with a monthly minimum payment of $5,000 payable by the Company to Minim, Inc. starting in January 2020 for a period of 36 months and a requirement for Minim, Inc. to purchase at least $90,000 of the Company’s hardware by December 2022. Minimum monthly payments under this agreement increased to $15,000 in July 2020. During the fiscal years ended December 31, 2020 and 2019, $90,000 and no payments, respectively, were made by the Company to Minim, Inc. under the Partnership Agreement. The Company recorded $105,000 and no expenses for the years ended December 31, 2020 and 2019, respectively. The Company sold $15,000 of product to Minim, Inc. for the year ended December 31, 2020. No services were provided in 2019. The Partnership Agreement terminated upon completion of the Minim merger. As of December 31, 2020, and 2019, no amounts were due from or to the Company under the Partnership Agreement.
The Company’s subsidiary, Minim, Inc., leases office space located at the 848 Elm Street, Manchester, NH. The landlord is an affiliate entity owned by Mr. Hitchcock. The two-year facility lease agreement is effective from August 1, 2019 to July 31, 2021 and provides for 2,656 square feet at an aggregate annual rental price of $30,000. For the period from October 9, 2020 to December 31, 2020, the rent expense was $6,800.
2020 Private Placement
On May 26, 2020, the Company entered into a Stock Purchase Agreement (the “2020 Stock Purchase Agreement”) with certain accredited investors, including certain independent investment funds, members of the Company’s management and its Board of Directors, and certain co-founders of the Company, in a private placement (the “2020 Private Placement”) pursuant to which the Company sold an aggregate of 2,237,103 shares of Common Stock, par value $0.01 per share, at a purchase price of $1.52 per share. David Allen, a former member of the Company’s Board of Directors, purchased 6,578 shares for $10,000. Frank B. Manning, a co-founder of the Company and a former member of the Company’s Board of Directors, purchased 200,000 shares for $304,000. Phil Stanhope, a former officer of the Company, purchased 10,000 shares for $15,200. Zulu and Palm Fund each purchased 822,368 shares for $1.25 million. Mr. Horowitz is a portfolio manager at the Palm Fund, which served as the lead investor in the 2020 Private Placement. The gross proceeds to the Company at the closing of the 2020 Private Placement were approximately $3.4 million. In connection with the 2020 Private Placement, Messrs. Allen and Horowitz were appointed as members of the Board. Pursuant to the 2020 Purchase Agreement, Palm Fund has the right to appoint replacements for Mr. Horowitz in the event of his resignation and to request that its designees be appointed to each committee of the Board of Directors to the extent approved by an affirmative vote of a majority of the Board of Directors of the Company and as otherwise permitted by applicable SEC and stock market requirements; such Board and committee designation right will terminate upon Palm Fund ceasing to own at least 5%

of the Company’s Common Stock, as calculated for purposes of Section 13(d) of the Exchange Act. Also pursuant to the 2020 Purchase Agreement, Palm Fund entered into a standstill covenant for a period ending not later than the earliest to occur of five years after the date of completion of the 2020 Private Placement and two years after Mr. Horowitz or the Palm Fund designee who succeeds him no longer serves on the Board of Directors of the Company.
2019 Private Placement
On May 3, 2019, the Company entered into a Stock Purchase Agreement (the “2019 Stock Purchase Agreement”) with certain accredited investors, including Messrs. Peter R. Kramer, Frank B. Manning, Stanhope and Sykes, Zulu, Palm Fund, and our former President and Chief Executive Officer, Joseph L. Wytanis, in a private placement (the “2019 Private Placement”) pursuant to which the Company sold an aggregate of 4,545,455 shares of our Common Stock at a purchase price of $1.10 per share. Mr. Kramer purchased 90,910 shares for $100,001; Mr. Manning purchased 313,634 shares for $344,997; Mr. Stanhope purchased 50,000 shares for $55,000; Mr. Sykes purchased 36,364 shares for $40,000 and Mr. Wytanis purchased 90,910 shares for $100,001. Zulu purchased 3,727,273 shares for $4.1 million and Palm Fund purchased 136,364 shares for $150,000. Zulu served as the lead investor in the 2019 Private Placement. The gross proceeds to the Company at the closing of the 2019 Private Placement were approximately $5.0 million. In connection with the 2019 Private Placement, Messrs. Hitchcock and Seelig were appointed as members of the Board of Directors of the Company. In the event that Mr. Hitchcock or Mr. Seelig resigns or is removed from the Board, Zulu will have the right to designate a replacement director for each of them pursuant to the terms of the 2019 Stock Purchase Agreement. The board designation rights will terminate upon Zulu ceasing to own at least 8% of the Company’s Common Stock on a fully diluted basis. For a period of 30 months following the date of the 2019 Stock Purchase Agreement, Zulu will have the right to participate in any subsequent financing in an amount necessary to maintain Zulu’s pro rata ownership of the Company (calculated on a fully-diluted basis) on the same terms, conditions and price provided for in any such subsequent financing.
Other Transactions
In connection with and prior to the closing of Minim merger, Mr. Chynoweth, currently Chief Executive Officer of the Company and at that time chief Executive Officer of Minim, Inc., and Nicole Zheng, currently Chief Marketing Officer of the Company and at that time Chief Marketing Officer and Chief Product Officer of Minim, Inc., fully paid Minim, Inc. the $264,000 and $120,000, respectively, aggregate principal amount of a promissory note each of them had issued in connection with the prior exercise of Minim, Inc. stock options by each of them. In connection with and prior to the closing of the Minim merger, Minim, Inc. agreed to repurchase 33,809 shares of Minim, Inc. common stock for $14,860 from Elizabeth Hitchcock. The repurchase price remains unpaid as of the date hereof.
Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions
In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing the Company’s related party transaction policy and review and oversee all transactions between the Company and a related person for which review or oversight is required by applicable law or that are required to be disclosed in the Company’s financial statements or SEC filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 5, 2021 by (i) each person who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (ii) each of the Company's directors and named executive officers, as listed below in the Summary Compensation Table under the heading “Executive Compensation,” and (iii) all of the Company's current directors and executive officers as a group.
On April 5, 2021, there were 35,362,854 issued and outstanding shares of Company Common Stock. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to the shares listed. The information contained in this table is based upon information received from or on behalf of the named individuals or from publicly available information and filings by or on behalf of those persons with the SEC.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	% of Common Stock Outstanding
5% or Greater Stockholders:

Zulu Holdings LLC(2) 848 Elm Street, 2nd Floor Manchester, NH 03101	15,696,184	44.4

Directors and Named Executive Officers:
David Aronoff(3)	1,590,987	4.5
Daniel Artusi	19,225	*
Graham Chynoweth	990,726	2.8
Philip Frank	90,000	*
Elizabeth Hitchcock(4)	17,819,529	50.3
Jeremy Hitchcock(4)	17,819,529	50.3
Sandra Howe	—	—
Joshua Horowitz(5)	1,236,426	3.5
Nicole Zheng	275,857	*
John Lauten(6)	60,000	*
Frank B. Manning(7)	—	—
Joseph L. Wytanis(8)	150,910	*
Jacqueline Barry Hamilton	71,721	*

All directors and executive officers as a group (11 persons)(9)	22,082,750	61.9
*	Less than one percent of shares outstanding.
(1)
Unless otherwise noted: (i) each person identified possesses sole voting and investment power over the shares listed; and (ii) the address of each person identified is c/o Zoom Telephonics, Inc., 848 Elm Street, New Hampshire, 03101.

(2)
Information is based on a Schedule 13D/A filed as of December 8, 2020, by Jeremy Hitchcock, Elizabeth Cash Hitchcock, Orbit Group LLC (“Orbit”), HCP and Zulu. The 15,696,184 shares are held of record by Zulu. HCP may be deemed the beneficial owner of the shares as a beneficial owner of the Common Stock held by Zulu through its ownership of Zulu. As the manager of Zulu, Orbit may be deemed the beneficial owner of the Common Stock held by Zulu. As the co-managers of Orbit and HCP, each of Mr. and Ms. Hitchcock may be deemed the beneficial owner of the Common Stock held by Zulu.

(3)	Consists of shares of Common Stock held by Flybridge Capital Partners, of which Mr. Aronoff is a General Partner.
(4)
Mr. and Ms. Hitchcock may be deemed to share beneficial ownership of all shares of the Company owned by either of them or investment vehicles, including Zulu, owned by either of them. Includes 52,500 shares that Mr. Hitchcock has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 5, 2021.

(5)
Consists of shares of Common Stock held by Palm Global Small Cap Master Fund LP (“Palm Global”). Mr. Horowitz is a Portfolio Manager with Palm Management (US) LLC, which provides investment management services to Palm Global.

(6)	Includes 45,000 shares that Mr. Lauten has the right to acquire upon exercise of outstanding stock options exercisable within sixty days after April 5, 2021.
(7)	Mr. Manning retired from his role as Chairman of the Board of Directors, Chief Executive Officer and Acting Chief Financial Officer of the Company effective as of February 1, 2020.
(8)	Mr. Wytanis resigned from the Company effective as of May 8, 2020.

(9)
Includes an aggregate of 335,327 shares that the current directors and executive officers have the right to acquire upon exercise of outstanding stock options exercisable within sixty days after April 5, 2021.

Change of Control
According to Amendment No. 11 to Schedule 13D (“Amendment No. 8”) filed by Mr. and Ms. Hitchcock, Elizabeth Cash Hitchcock, Orbit Group LLC (an investment vehicle of which Mr. and Ms. Hitchcock are the ultimate beneficial owners), Hitchcock Capital Partners, LLC (an investment vehicle of which Mr. and Ms. Hitchcock are the ultimate beneficial owners) and Zulu Holdings LLC (“Zulu”) of which Mr. and Ms. Hitchcock are the ultimate beneficial owners, with the Securities and Exchange Commission (the “SEC”), on October 13, 2020, Zulu entered into a stock purchase agreement with Frank B. Manning, Terry Manning, Rebecca Manning, Peter R. Kramer, Bruce M. Kramer, the Bruce M. Kramer Living Trust under agreement dated July 31, 1996, Elizabeth T. Folsom, and Joseph Donovan pursuant to which Zulu purchased an aggregate of 3,543,894 shares of common stock of the Company from the sellers at a purchase price of $2.50 per share. Amendment No. 11 states that the total purchase price of $8,859,735.00 was payable as follows: $2,657,920.50 in cash at closing, and $6,201,814.50 by delivery of a promissory note to the Sellers, secured by a personal guaranty of Mr. Hitchcock. It states also that the funds used to pay the cash portion of the purchase price for the Common Stock came from the working capital of Hitchcock Capital Partners, LLC, an investment vehicle of Mr. and Ms. Hitchcock (“HCP”), and that Zulu anticipates that the cash required to pay the note issued to the sellers of the Common Stock will also come from the working capital of HCP. Mr. Frank B. Manning is the former Chief Executive Officer of the Company. Messrs. Frank B. Manning, Peter R. Kramer and Donovan, who were then directors of the Company, resigned from the Company’s Board of Directors and their positions on Board committees in connection with the transaction. Amendment No. 11 states that the stock purchase agreement for the transaction also includes the following provisions:
•
an agreement by Frank B. Manning, Peter R. Kramer and Joseph Donovan to resign from the Company’s Board of Directors and any other position they hold with the Company, effective as of the closing of the purchase of the shares;

•
an agreement by each of the sellers, for a period of two years from the closing of the purchase of the shares (or, if earlier, Zulu’s failure to make timely payments for the shares), not to, without the prior written consent of Zulu: (a) acquire in any manner any securities of the Company (other than by exercise of stock options held by the sellers); (b) solicit proxies or seek to influence any person or entity regarding the voting of any securities of the Company; (c) publicly announce or propose any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its securities or material assets; (d) form, join or in any way participate in a group in connection with any of the foregoing; (e) otherwise act or seek to control or influence the management, Board of Directors or policies of the Company; (f) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the foregoing events; or (g) publicly request Zulu to amend or waive any of the foregoing restrictions;

•
mutual non-disparagement undertakings by the sellers, Zulu and Mr. Hitchcock, for a period of three years from the closing of the purchase of the shares (or, in the case of the Sellers’ obligations, if earlier, Zulu’s failure to make timely payments for the shares); and

•	mutual general releases by the Sellers of Zulu and Mr. Hitchcock, and by Zulu and Mr. Hitchcock of the Sellers.
Amendment No. 11 reports that, as a result of the transaction, Mr. and Ms. Hitchcock, together with the investment vehicles through which they effected the transaction, then beneficially owned 12, 439,342 shares, or 51.8%, of the Company’s Common Stock of the Company. The transaction constituted a change of control of the Company. Amendment No. 8 is incorporated herein by reference.
A portion of the shares sold by Mr. Frank B. Manning in the foregoing transaction had been purchased by him pursuant to the 2020 Stock Purchase Agreement described above under “Certain Relationships and Related Party Transactions —2020 Private Placement.” As required by Section 16(b) of the Exchange Act, Mr. Manning disgorged to the Company $196,000 in profits from the sale of those shares of Common Stock.
As of October 9, 2020, the Company entered into a Standstill and Voting Agreement (the “Standstill Agreement”) with Zulu and Mr. Hitchcock. Mr. Hitchcock and Zulu, which is an entity controlled by Mr. and Ms. Hitchcock. Pursuant to the terms of the Standstill Agreement, each of Zulu, Mr. Hitchcock and their controlled affiliates (the “Restricted Parties”) have agreed not to effect any (a) transaction involving the Company and any Restricted Party, in which any Restricted Party would have a material interest different from stockholders of the Company generally, (b) purchase of more than 10% of the then total number of shares of outstanding Company common stock, and (c) sale, transfer or other disposition of Company common stock to a third party that would result in such third party beneficially owning more than 20.0% of the Company’s outstanding common stock immediately after giving effect to such transaction. The duration of the “Standstill Period” lasts through the earlier of: (i) such time as the Restricted Parties beneficially own less than 45.0% of the outstanding common stock of the Company, and (ii) the third anniversary of the date of the Standstill Agreement.
According to Amendment No. 8 to Schedule 13D (“Amendment No. 3”) filed by Mr. and Ms. Hitchcock, Orbit Group LLC, Hitchcock Capital Partners, LLC and Zulu, on July 31, 2020, Zulu Holdings LLC (“Zulu”), which is ultimately beneficially owned by Mr. and Ms. Hitchcock, entered into a Stock Purchase Agreement with James E. Besser, Morgan C. Frank, Manchester Management Company, LLC, Manchester Explorer, L.P., and JEB Partners, L.P. pursuant to which Zulu purchased an aggregate of 4,285,717 shares of Common Stock from the sellers at a purchase price of $1.95 per share. The purchase closed on August 4, 2020. The funds used to purchase the common stock came from working capital of HCP. Amendment No. 8 reports that, upon completion of the transaction, Mr. and Ms. Hitchcock, together with the investment vehicles through which they effected the transaction, then beneficially owned 8,835,358 shares, or 37.3%, of the Company’s Common Stock. The transaction pursuant may be deemed to constitute a change of control of the Company. The disclosure set forth in Amendment No. 8 is incorporated herein by reference.

EXECUTIVE COMPENSATION
2020 Summary Compensation Table
The following Summary Compensation Table sets forth the total compensation paid or accrued for the fiscal years ended December 31, 2020 and December 31, 2019 for our principal executive officer and the two other most highly compensated executive officers who were serving as executive officers as of December 31, 2020. The table also includes Jeremy Hitchcock, Frank B. Manning and Joseph L. Wytanis who served as principal executive officers during portions of fiscal year 2020 in addition to our current Chief Executive Officer, Graham Chynoweth, and Jacqueline Barry Hamilton who served as Acting Chief Financial Officer and Chief Financial Officer, during fiscal year 2020 and would otherwise have been included in the table but for the fact that she was not acting as an executive officer on December 31, 2020. We refer to these officers as our named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Graham Chynoweth, Chief Executive Officer	2020	$15,385	—	—	—	$15,385
	2019	—	—	—	—	—
Nicole Zheng, Chief Marketing Officer	2020	$12,308	—	—	—	$12,308
	2019	—	—	—	—	—
John Lauten, Chief Operating Officer	2020	$195,000	$54,125	—	$15,192	$264,317
	2019	—	—	—	—	—
Jeremy Hitchcock, Executive Chairman of the Board of Directors principal executive officer	2020	—	—	$14,425	—	$14,425
	2019	—	—	$18,257	—	$18,257

Frank B. Manning,(4) Retired Chairman of the Board of Directors, Chief Executive Officer and Acting Chief Financial Officer	2020	$12,430	—	—	$79,833	$92,263
	2019	$134,244	—	$67,463	$350	$202,057

Joseph L. Wytanis,(5) former President and Chief Executive Officer	2020	$78,254	$77,011	—	$137,643	$292,908
	2019	$207,708	$60,000	—	$107.538	$375,246
Jacqueline Barry Hamilton, former Chief Financial Officer	2020	$159,627	$32,375	$38,617	$104,178	$334,797
	2019	—	—	—	—	—
(1)	The amounts in this column represent bonus payments granted in the applicable fiscal year.
(2)
The amounts included in the “Option Awards” column reflect the aggregate grant date fair value of option awards in accordance with FASB ASC Topic 718, pursuant to the 2009 Stock Option Plan and 2019 Stock Option Plan. Assumptions used in the calculations of these amounts are included in Note 11 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. These options are incentive stock options issued under the 2009 Stock Option Plan or 2019 Stock Option Plan and represent the right to purchase shares of Common Stock at a fixed price per share (the grant date fair market value of the shares of Common Stock underlying the options).

(3)
The amounts included in the “All Other Compensation” column consists of: (a) for Mr. Lauten in 2020, a taxable housing allowance of $15,192; (b) for Mr. Manning in 2020, severance compensation of $52,206 and vacation pay of $27,627, and in 2019, the Company’s contribution to a 401(k) plan of $350; (c) for Mr. Wytanis in 2020, severance compensation of $105,000, vacation pay of $16,735, and a taxable housing allowance of $15,908, and in 2019, a taxable housing allowance of $107,538; and (d) for Ms. Barry Hamilton in 2020, severance compensation of $92,500 and vacation pay of $11,678.

(4)	Mr. Manning retired from his role as Chairman of the Board of Directors, Chief Executive Officer of the Company and Acting Chief Financial Officer effective as of February 1, 2020.
(5)	Mr. Wytanis resigned from the Company effective as of May 8, 2020.

Outstanding Equity Interests
The following table sets forth information concerning outstanding stock options as of December 31, 2020 for each named executive officer.
Outstanding Equity Awards at 2020 Fiscal Year-End
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unvested Options	Option Exercise Price	Option Expiration Date
Name	Exercisable Options	Unexercisable Options(2)
Graham Chynoweth	20,384	2,547	2,547	$0.55	03/31/2025
	48,063	—	—	$0.57	08/25/2025
Nicole Zheng	7,337	—	—	$0.55	03/31/2025
	—	40,503	40,503	$0.57	08/25/2025
	53,334	—	—	$3.44	2/4/2026
John Lauten	40,000	25,000	25,000	$1.00	11/12/2022
Jeremy Hitchcock	30,000	—	—	$0.88	5/30/2022
	7,500	—	—	$0.97	7/10/2022
	7,500	—	—	$1.15	1/10/2023
	7,500	—	—	$2.03	7/10/2023
Frank B. Manning	—	—	—	$—	—
Joseph L. Wytanis	—	—	—	$—	—
Jacqueline Barry Hamilton(1)	71,721	—	—	$1.00	3/11/2023
(1)	Upon her departure, effective December 31, 2020, all of the options held by Ms. Barry Hamilton became fully vested.
(2)
The Unexercisable Options for Mr. Chynoweth and Ms. Zheng were converted from their respective Minim, Inc. options into options to purchase Company Common Stock in connection with the Company’s merger with Minim, Inc.

Equity Compensation Plan Information
The following table provides information concerning the Company’s equity compensation plans or individual arrangements that were approved by stockholders and those that were not approved by stockholders as of December 31, 2020:
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first reporting column)
Equity compensation plans approved by security holders	3,098,163	$1.16	2,122,091
Equity compensation plans not approved by securities holders	—	—	—
Total	3,098,163	$1.16	2,122,091
Employment and Separation Agreements
Employment Agreements
In connection with the Minim merger, Minim, Inc. assigned to the Company, and the Company assumed, the employment agreement pursuant to which Minim, Inc. employed Graham Chynoweth in May 2019 as Chief Executive Officer. The agreement provides for Mr. Chynoweth to be employed at-will for annual base compensation of $250,000 and to eligible for a bonus. Pursuant to and in connection with entering into the agreement, Mr. Chynoweth received options to purchase 600,000 shares of Minim, Inc. common stock at an exercise price of

$0.44 per share which vest over a 48-month period. The agreement, as assumed by the Company, provides for Mr. Chynoweth to receive severance equal to six months of his base salary and the targeted bonus for the year of termination if he is terminated without cause or if he terminates the agreement with good reason as those terms are used in the agreement.
In connection with the Minim merger, the Company entered into at-will employment agreements with each of Sean Doherty and Nicole Zheng to serve as Senior Vice President of Finance and Chief Marketing Officer/Chief Product Officer, respectively, at annual base compensation of $165,000 and $200,000, respectively, with the opportunity to receive incentive or performance bonuses or other incentive compensation.
As of November 1, 2019, the Company entered into an employment agreement with Mr. Lauten to serve as Senior Vice President of Operations of the Company at annual base compensation of $195,000 with the opportunity to receive performance bonuses of up to 17.5% of his annual base compensation. The agreement provides for the grant to Mr. Lauten of options to purchase 80,000 shares of Company Common Stock at or about the time of his initial employment with the Company under the terms of the Company’s 2009 Stock Option Plan. The options were exercisable at the fair market value of the Company’s Common Stock on the date of grant and were subject to semi-annual vesting in 25% increments over the first two years after grant. The agreement provides for the issuance of additional options amounting to a Company expense of up to $60,000 per year as determined using a Black-Scholes pricing model. The agreement also provides for a $15,000 signing bonus and the reimbursement of up to $6,000 of monthly living expenses and of economy class airline travel expenses for up to four family visitations per quarter. In the event of a change of control of the Company as defined in the agreement, Mr. Lauten would receive up to six months’ base compensation if, within six months thereafter, he is terminated without cause as that term is used in the agreement or if he terminates the agreement after his job responsibilities, reporting or compensation are materially diminished. Subject to certain conditions, Mr. Lauten would receive up to three months’ base compensation under the agreement if he is otherwise involuntarily terminated other than for cause, his death or disability as those terms are used in the agreement.
Separation Arrangements
On December 31, 2020, the Company and Jacquelyn Barry Hamilton, the former Chief Financial Officer of the Company, entered into an agreement pursuant to which Ms. Barry Hamilton was terminated from all positions held with the Company effective December 31, 2020. Pursuant to the agreement, in consideration of, among other things, Ms. Barry Hamilton’s compliance with certain restrictive covenants and all agreements between her and the Company, a general release of claims against the Company, the agreement provides that Ms. Barry Hamilton would receive severance compensation equal to (i) her current base salary, at the rate of $185,000 per year for six months, less all applicable federal, state or local tax withholdings, (ii) payment for accrued but unused sick time, and (iii) an additional $16,000. All of Ms. Barry Hamilton’s unvested stock options were immediately vested and exercisable for up to 30 days following the date of separation. In addition, Ms. Barry Hamilton was entitled to receive continuation of certain health insurance benefits.
On November 23, 2020, the Company entered into an agreement with Mr. Stanhope, which terminated his employment with the Company effective December 31, 2020. Pursuant to the agreement, in consideration of, among other things, Mr. Stanhope’s compliance with certain restrictive covenants and all agreements between him and the Company and a general release of claims against the Company, the agreement provides that Mr. Stanhope would receive severance compensation equal to (i) his current base salary, at the annual rate of $175,000 for six months, less all applicable federal, state or local tax withholdings, (ii) payment for accrued but unused vacation and sick time, and (iii) an additional $43,750. All of Mr. Stanhope’s unvested stock options were immediately vested and exercisable. In addition, Mr. Stanhope was entitled to receive continuation of certain health insurance benefits.
On May 15, 2020, the Company entered into an agreement with Mr. Wytanis, which terminated and superseded his existing employment agreement. Pursuant to the agreement, in consideration for, among other things, his compliance with certain restrictive covenants and all agreements between him and the Company, a general release of claims against the Company, and subject to his non-revocation of the agreement, Mr. Wytanis was entitled to receive severance compensation equal to his base salary, at the annual rate of $210,000 less all applicable federal, state or local tax withholdings, payable in installments for the six months following the effective date of his separation from the Company. Mr. Wytanis’ stock options that would have vested during the six-month period following the date of separation immediately vested and were exercisable for up to 30 days following the date of separation. In addition, Mr. Wytanis was entitled to receive continuation of certain health insurance benefits and to be reimbursed for certain relocation and business expenses.

2020 Director Compensation
The following table sets forth information concerning the compensation of our directors who are not named executive officers and who served as directors for the fiscal year ended December 31, 2020, and, since he served in an unpaid capacity as the Company’s principal executive officer for a portion of that fiscal year, Jeremy Hitchcock.
Name	Fees Earned or Paid in Cash	Option Awards(1)(2)(3)(4)	All Other Compensation	Total
David Allen*	$8,340	$28,652	—	$36,992
David Aronoff	$500	—	—	$500
Dan Artusi	$500	—	—	$500
Joseph J. Donovan*	$1,500	$14,425	—	$15,925
Philip Frank	$7,950	$14,425	—	$22,375
Jeremy Hitchcock	$1,500	$14,425	—	$15,925
Elizabeth Hitchcock	$500	—	—	$500
Joshua Horowitz	$7,140	$28,652	—	$35,792
Sandra Howe	$500	—	—	$500
Peter R. Kramer*	$1,500	$14,425	—	$15,925
Jonathan Seelig*	$1,000	$4,874	—	$5,874
Peter Sykes*	$1,833	$14,425	—	$16,258
(1)
The amounts included in the “Option Awards” column reflect the aggregate grant date fair value of option awards in accordance with FASB ASC Topic 718, pursuant to the 2009 Directors Stock Option Plan and 2019 Directors Stock Option Plan. Assumptions used in the calculations of these amounts are included in Note 11 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. These options are non-qualified stock options issued under the 2009 Directors Stock Option Plan or 2019 Directors Stock Option Plan and represent the right to purchase shares of Common Stock at a fixed price per share (the grant date fair market value of the shares of Common Stock underlying the options).

(2)	As of December 31, 2020, each non-employee director held the following aggregate number of shares under outstanding stock options:
Name	Number of Shares Underlying Outstanding Stock Options*
David Allen*	18,500
David Aronoff	—
Dan Artusi	19,225
Joseph J. Donovan*	—
Philip Frank	60,000
Elizabeth Hitchcock	—
Jeremy Hitchcock	52,500
Joshua Horowitz	22,500
Sandra Howe	—
Peter R. Kramer*	—
Frank B Manning*	—
Jonathan Seelig*	—
Peter Sykes*	60,000

(3)	As of December 31, 2020, the number of shares underlying stock options granted to each non-employee director in 2020 and the grant date fair market value of such stock options was:
Name	Grant Date	Number of Shares underlying Stock Options Grants in 2019	Grant Date Fair Value of Stock Option Grants in 2019
David Allen*	07/10/2020	7,500	$9,551
	07/10/2020	15,000	$19,101
David Aronoff	—	—	—
Dan Artusi	—	—	—
Joseph J. Donovan*	01/10/2020	7,500	$4,874
	07/10/2020	7,500	$9,551
Philip Frank	01/10/2020	7,500	$4,874
	07/10/2020	7,500	$9,551
Elizabeth Hitchcock	—	—	—
Jeremy Hitchcock(4)	01/10/2020	7,500	$4,874
	07/10/2020	7,500	$9,551
Joshua Horowitz	07/10/2020	7,500	$9,551
	07/10/2020	15,000	$19,101
Sandra Howe	—	—	—
Peter R. Kramer*	01/10/2020	7,500	$4,874
	07/10/2020	7,500	$9,551
Frank B Manning*	07/10/2020	7,500	$9,551
Jonathan Seelig(4)*	01/10/2020	7,500	$4,874
Peter Sykes*	01/10/2020	7,500	$4,874
	07/10/2020	7,500	$9,551
(4)
The Company closed on a $5 million private placement and issued an aggregate of 4,545,455 shares on May 3, 2019 and Mr. Hitchcock and Mr. Seelig joined the Board; upon joining the Board, Mr. Hitchcock and Mr. Seelig each received a grant of 30,000 stock options. See the description of the private placement in the “Certain Relationships and Related Transactions” section in this proxy statement.

*	Denotes former directors who left the Board of Directors of the Company before December 31, 2020.
Each non-employee director of Zoom receives a fee of $500 per quarter plus a fee of $500 for each meeting at which the director is personally present. Travel and lodging expenses are also reimbursed.
Each non-employee director of Zoom may be granted stock options under Zoom's 2009 Directors Stock Option Plan, as amended (the “Directors Plan”) or the 2019 Director Stock Option Plan. The 2009 Directors Plan expired and was replaced with the 2019 Director Stock Option Plan which was approved at the Company’s stockholders at the Annual Meeting in July, 2019. The exercise price for the options granted under either Directors Plan is the closing market price of the Common Stock on the date the option is granted.
Director Option Exercises
As of December 31, 2020, stock option exercises by non-employee directors in 2020 were:
Name	Exercised Options
David Allen*	4,000
David Aronoff	—
Dan Artusi	—
Joseph J. Donovan*	75,000
Philip Frank	30,000
Elizabeth Hitchcock	—
Jeremy Hitchcock	—
Joshua Horowitz	—
Sandra Howe	—
Peter R. Kramer*	75,000
Frank B Manning*	282,500
Jonathan Seelig*	—
Peter Sykes*	—
*	Denotes former directors who left the Board of Directors of the Company before December 31, 2020.

As of December 31, 2020, stock option exercises by our named executive officers in 2020 were:
Name	Exercised Options
Graham Chynoweth	—
Nicole Zheng	—
John Lauten	—
Frank B. Manning	—
Joseph L. Wytanis	100,000
Jacqueline Barry Hamilton	18,279
DELINQUENT SECTION 16(a) REPORT
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our Common Stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, except for (i) the Form 3 filed by Elizabeth Hitchcock on December 15, 2020, (ii) the Form 4 filed by Jonathan Seelig on March 20, 2020, (iii) the Form 4 filed by Joseph Donovan on March 20, 2020, (iv) the Form 4 filed by Peter Sykes on March 20, 2020, (v) the Form 4 filed by Frank Philip on March 20, 2020, (vi) the Form 4 filed by Peter Kramer on March 20, 2020, (vii) the Form 4 filed by Jeremy Hitchcock on March 19, 2020, and (viii) the Form 3 and Form 4 filed by Jacquelyn Hamilton Barry on March 17, 2020, we believe that all filing requirements applicable to our officers, directors and ten percent beneficial owners were complied with during the year ended December 31, 2020.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On April 14, 2021, the Audit Committee of our Board of Directors (i) dismissed Marcum LLP as our company's independent registered public accounting firm and (ii) determined that RSM US LLP would be engaged as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, subject to completion of RSM’s standard client acceptance procedures and execution of an engagement letter.
Marcum LLP’s audit reports on the financial statements for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles in its report on our consolidated financial statements as of and for the years ended December 31, 2020 and December 31, 2019.
During the years ended December 31, 2020 and 2019 and up to the date of dismissal of Marcum, there were: (i) no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and (ii) no reportable events as described in Item 304(a)(1)(v) of Regulation S-K, except as described below.
During the quarterly period ended September 30, 2020, a material weakness in internal control over financial reporting was identified relating to insufficient documentation and processes for confirming final approvals for the release of reviewed and approved financial statements prior to filing documents with SEC. The SEC requires a registrant to engage an independent accountant to review the registrant’s interim financial information before the registrant files its quarterly report on Form 10-Q. Prior to final sign-off by the independent accountant, the Company filed the September 30, 2020 Form 10-Q. As a result, the Company had determined there was a material weakness that should be disclosed. The material weakness did not result in any financial statement modifications on the September 30, 2020 Form 10-Q.
During the annual period ended December 31, 2020, a material weakness in internal control over financial reporting was identified relating to tracking and timely recording of in-transit inventory where title had been transferred to the Company. This material weakness could result in the Company under reporting its inventory and current liabilities. The Company's logistics firm had not provided title transfer dates to the Company for in-transit inventory. The material weakness only impacted the consolidated balance sheet, other than stockholders’ equity, as of December 31, 2020, resulting in equal increases in the Company's inventory and current liabilities, and did not impact the consolidated statements of operations.
The Audit Committee appointed RSM US LLP as Zoom’s principal accountants and independent registered public accounting firm, to audit the financial statements of Zoom for the year ending December 31, 2021. Marcum LLP served as Zoom’s independent registered public accounting firm for the year ended December 31, 2020. It is not anticipated that a representative of Marcum LLP will be present at the meeting.
Although stockholder ratification of the appointment is not required by law, the Company is submitting the appointment of RSM US LLP to the stockholders for ratification as a matter of good corporate practice. If the appointment of RSM US LLP is not ratified by stockholders, the Audit Committee will reconsider whether or not to retain that firm.
Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firms at any time if they determine that such a change would be in the best interest of the Company and its stockholders.
Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm
The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis. During our fiscal year ended December 31, 2020, no services were provided to us by Marcum LLP other than in accordance with the pre-approval procedures described herein.

Principal Accountant Fees and Services
The firm of Marcum LLP served as our independent registered public accounting firm for fiscal years 2020 and 2019. The table below shows the aggregate fees that the Company paid or accrued for the audit and other services provided by Marcum LLP for the fiscal years ended December 31, 2020 and December 31, 2019:
FEE CATEGORY	2020	2019
Audit fees(1)	$267,995	$187,200
Audit-related fees(2)	22,800	10,000
Total fees	$290,795	$197,200
(1)
Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory filings and engagements.

(2)
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” For 2020, fees are related to registering securities for Zoom's stock option plans and a private placement. For 2019, fees are related to a private placement.

All services rendered by Marcum LLP for fiscal years 2020 and 2019 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK TO 62,000,000 SHARES, CONSISTING OF 60,000,000 SHARES OF COMMON STOCK AND 2,000,000 SHARES OF PREFERRED STOCK
Our Amended and Restated Certificate of Incorporation, as amended to date, currently authorizes the issuance of 42,000,000 shares of capital stock, consisting of 40,000,000 shares of Common Stock, par value $.01 per share, and 2,000,000 shares of Preferred Stock, par value $.001 per share. On April 29, 2021, our Board of Directors approved a proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that we are authorized to issue from 42,000,000 shares to 62,000,000 shares, consisting of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, par value $.001 per share subject to stockholder approval.
Our Board of Directors believes the proposed amendment to be advisable and in the best interests of the Company and our stockholders and is accordingly submitting the proposed amendment to be voted on by the stockholders in order to give the Company more flexibility in considering the planning for and responding quickly to future corporate needs, including, but not limited to, capital raising transactions, grants under equity compensation plans, stock splits, potential strategic transactions, including mergers, acquisitions, stock dividends and other general corporate transactions. If the authorization of an increase in the available Common Stock is not approved, the delay and expense incident to obtaining future approval of stockholders could impair our ability to address those corporate needs.
As of April 5, 2021, of the 40,000,000 currently authorized shares of Common Stock, 35,362,854 shares were issued and outstanding and options to purchase 3,098,163 shares were outstanding under our stock incentive plans.
Based on our issued and outstanding shares of Common Stock and the outstanding options under our stock incentive plans, as of April 5, 2021, we had 1,538,983 shares of Common Stock remaining available for issuance in the future.
As of April 5, 2020, none of the 2,000,000 currently authorized shares of Preferred Stock were issued or outstanding.
Text of the Amendment
Our Board of Directors proposes to delete Article FOURTH of our Amended and Restated Certificate of Incorporation in its entirety and insert the following in lieu thereof, so that it would read in its entirety as follows:
“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock that the Corporation shall have the authority to issue is sixty-two million (62,000,000), of which sixty million (60,000,000) shares shall be Common Stock, having a par value of $.01 per share, and of which two million (2,000,000) shares shall be Preferred Stock, having a par value of $.001 per share.
The Board of Directors of the Corporation is authorized, subject to limitations prescribed by the DGCL and the provisions of this Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate or certificates of designations pursuant to the DGCL, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, the voting powers (if any) of the shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.”

The Certificate of Amendment attached hereto as Appendix A reflects the changes that will be implemented to our Amended and Restated Certificate of Incorporation if this Proposal No. 3 is approved by the stockholders.
Purpose of the Amendment
Our Board of Directors is recommending this increase in the authorized capital stock, in particular Common Stock, primarily to have additional shares of Common Stock available for use as our Board of Directors deems appropriate or necessary. As such, the primary purpose of the proposed amendment is to provide us with greater flexibility with respect to managing our Common Stock in connection with such corporate purposes as may, from time to time, be considered advisable by our Board of Directors.
The newly authorized shares of Common Stock would be issuable for any proper corporate purpose including flexibility in considering the planning for future corporate needs, including, but not limited to, capital raising transactions, grants under equity compensation plans, stock splits, potential strategic transactions, including mergers, acquisitions, stock dividends and other general corporate transactions.
Our Board of Directors has determined that having an increased number of authorized but unissued shares of Common Stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization.
Rights of Additional Authorized Shares
The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of present stockholders. Any authorized shares of Common Stock, if and when issued, would be part of the Company’s existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock currently outstanding. Current stockholders do not have pre-emptive rights with respect to Common Stock, except for those granted contractually, nor do they have cumulative voting rights. Should the Board of Directors issue additional shares of Common Stock, existing Stockholders, other than those with contractual pre-emptive rights, would not have any preferential rights to purchase any of such shares, and their percentage ownership of the Company’s then outstanding Common Stock could be reduced.
Potential Adverse Effects of Amendment
Future issuances of Common Stock could have a dilutive effect on the Company’s earnings per share, book value per share and the voting power and interest of current Stockholders. In addition, the availability of additional shares of Common Stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company or inhibit the removal of incumbent management. For example, the issuance of the newly authorized shares of Common Stock could be used to deter or prevent a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more costly. However, the Board of Directors is not aware of any third-party attempts to assume control of the Company and has not presented this Proposal 3 with the intent that it be utilized as an anti-takeover device or to inhibit the removal of incumbent management.
Effectiveness of Amendment
If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company expects to file promptly after the Annual Meeting. If the proposed amendment is not approved by the Company’s Stockholders, the number of authorized shares of Common Stock will remain unchanged.

Required Vote
The affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote thereon will be necessary to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock to 62,000,000 shares, consisting of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against this proposal. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF
THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
CAPITAL STOCK TO 62,000,000 SHARES, CONSISTING OF 60,000,000 SHARES OF
COMMON STOCK AND 2,000,000 SHARES OF PREFERRED STOCK.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
Pursuant to Section 14A of the Exchange Act, we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success, and to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return. We seek to closely align the interests of our named executive officers with the interests of our stockholders, and our Compensation Committee reviews, at least annually, named executive officer compensation to ensure such compensation is consistent with our goals. At our 2020 Annual Meeting of Stockholders, approximately 96.6% of the votes cast by our stockholders approved the compensation in the 2020 Proxy Statement of our named executive officers.
Required Vote
This vote is advisory, which means that the vote on executive compensation is not binding on the company, our Board of Directors, or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our stockholders’ concerns.
Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table, and the other related tables and disclosure.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS
PROXY STATEMENT.

CODE OF ETHICS
The Company has adopted a Code of Ethics for Senior Financial Officers that applies to its principal executive officer and its principal financial officer, principal accounting officer and controller, and other persons performing similar functions. The Company's Code of Ethics for Senior Financial Officers is publicly available on its website at www.minim.com. If Minim makes any amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to Minim's principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions, Minim will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver on the Company’s website.
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS AND
RECOMMENDATIONS FOR DIRECTOR
Stockholder proposals for inclusion in Minim's proxy materials for Minim's 2022 Annual Meeting of Stockholders must be received by Minim no later than January 4, 2022. These proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.
Stockholders may make recommendations to the Nominating and Corporate Governance Committee of candidates for its consideration as nominees for director at Minim's 2022 Annual Meeting of Stockholders by submitting the name, qualifications, experience and background of such person, together with a statement signed by the nominee in which she or he consents to act as such, to the Nominating and Corporate Governance Committee, c/o Zoom Telephonics, Inc., 848 Elm Street, Manchester, New Hampshire, 03101. Notice of such recommendations should be submitted in writing as early as possible, but in any event not later than 120 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain the specified information and conform to certain requirements set forth in Minim's Bylaws. In addition, any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating and Corporate Governance Committee's charter, a copy of which is publicly available on Minim's website at www.minim.com. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation have beneficially owned 5% or more of Minim's Common Stock for at least one year. The Nominating and Corporate Governance Committee may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth herein, in the Nominating and Corporate Governance Committee's charter or in Minim's Bylaws.
Stockholders may make a business proposal, other than the nomination of for the election of directors by a stockholder, by providing notice that sets forth: (i) as to each matter the stockholder proposes to bring before Minim's 2022 Annual Meeting of Stockholders: a brief description of the business desired to be brought before such meeting, the text of the proposal, and the reasons for conducting such business at such meeting; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made: the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, the class and series and number of shares of stock of the Company that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, and a description of any material interest of such stockholder or such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such stockholder or such beneficial owner in such business. Notice of such business proposal should be submitted in writing as early as possible, but in any event not later than 120 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain the specified information and conform to certain requirements set forth in Minim's Bylaws.
STOCKHOLDER COMMUNICATIONS
Any stockholder wishing to communicate with any of Minim's directors regarding Minim may write to the director c/o Investor Relations, Zoom Telephonics, Inc., 848 Elm Street, Manchester, New Hampshire, 03101. Investor Relations will forward these communications directly to the director(s).
OTHER MATTERS
The Board of Directors knows of no other business to be presented for consideration at the Annual Meeting other than described in this proxy statement. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

HOUSEHOLDING
Company stockholders who share an address may receive only one copy of this Proxy Statement and the Annual Report from their bank, broker or other nominee, unless contrary instructions are received. We will deliver promptly a separate copy of this Proxy Statement and Annual Report to any stockholder who resides at a shared address and to which a single copy of the documents was delivered, if the stockholder makes a request by contacting our Corporate Secretary at 848 Elm Street, Manchester, New Hampshire, 03101 or by telephone at (617) 423-1072. If you wish to receive separate copies of this Proxy Statement and the Annual Report in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other nominee.
COPIES OF ANNUAL REPORT ON FORM 10-K FOR 2020
Copies of Minim's Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission, are provided herewith and available to stockholders without charge upon written request addressed to Zoom Telephonics, Inc., 848 Elm Street, Manchester, New Hampshire, 03101, Attention: Investor Relations.
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS ARE URGED TO UTILIZE THE AVAILABLE VOTING OPTIONS AS DESCRIBED IN THIS PROXY STATEMENT.
By order of the Board of Directors,

Graham Chynoweth
Chief Executive Officer
Manchester, New Hampshire
May 4, 2021

Appendix A
FORM OF CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
Pursuant to Section 242 of the General Corporation Law of the State of Delaware
Zoom Telephonics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:
FIRST: The name of the Corporation is Zoom Telephonics, Inc.
SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is March 25, 1993, and was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 22, 2009, as amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on November 16, 2015, as amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on July 30, 2019 (as amended and restated, the “Certificate”).
THIRD: The Corporation hereby amends the Certificate as follows:
ARTICLE FOURTH of the Certificate is hereby deleted in its entirety and amended to read as follows:
The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock that the Corporation shall have the authority to issue is sixty-two million (62,000,000), of which sixty million (60,000,000) shares shall be Common Stock, having a par value of $.01 per share, and of which two million (2,000,000) shares shall be Preferred Stock, having a par value of $.001 per share.
The Board of Directors of the Corporation is authorized, subject to limitations prescribed by the DGCL and the provisions of this Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate or certificates of designations pursuant to the DGCL, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, the voting powers (if any) of the shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.
FOURTH: This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
[Signature page follows]
A-1

IN WITNESS WHEREOF, Zoom Telephonics, Inc. has caused this Certificate of Amendment to be signed by its chief executive officer this   day of   , 2021.
ZOOM TELEPHONICS, INC.

By:
Name: Graham Chynoweth
Title: Chief Executive Officer
A-2

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MINM2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D53266-P51279

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZOOM TELEPHONICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David Aronoff
02) Dan Artusi
03) Graham Chynoweth
04) Philip Frank
05) Elizabeth Hitchcock
06) Jeremy Hitchcock
07) Joshua Horowitz
08) Sandra Howe

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratify the appointment of RSM US LLP as the independent registered public accounting firm of Zoom Telephonics, Inc. (the "Company") for its fiscal year ending December 31, 2021.	☐	☐	☐
3. Amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock to 62,000,000, consisting of 60,000,000 shares of common stock and 2,000,000 shares of preferred stock.	☐	☐	☐
4. Advisory vote to approve the compensation of the Company's named executive officers (the "say-on-pay" vote).	☐	☐	☐

Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

D53267-P51279

Proxy — Zoom Telephonics, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

June 2, 2021

The undersigned stockholder of Zoom Telephonics, Inc., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement for such Annual Meeting of Stockholders and hereby appoints Jeremy Hitchcock and Graham Chynoweth, and each of them acting singly, with full power of substitution and resubstitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held virtually via the internet at www.virtualshareholdermeeting.com/MINM2021 on Wednesday, June 2, 2021 at 10:00 A.M. Eastern Time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED FOR ANY PARTICULAR PROPOSAL, IT WILL BE VOTED, AS APPLICABLE, "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS IN RESPECT OF PROPOSAL 1, AND "FOR" PROPOSAL 2, 3 AND 4.

(Items to be voted appear on reverse side)